Exhibit 10.1

AMENDMENT NO. 1

AMENDMENT NO. 1, dated as of January 15, 2021 (this “Amendment”), to the Credit Agreement dated as of October 2, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”), and the other parties thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, pursuant to Section 2.21 of the Credit Agreement, the Borrower may request an increase to an existing Class of Term Loans then outstanding (the “Incremental Term Loans”);

WHEREAS, the Borrower has notified the Administrative Agent that it is requesting the borrowing of $150,000,000 of Incremental Term Loans (the “Increase”) pursuant to Section 2.21 of the Credit Agreement, which upon funding shall be in the form of an increase to the Initial Term Loans outstanding under the Credit Agreement immediately prior to the effectiveness of this Amendment (the “Existing Term Loans”) having the same terms as the Existing Term Loans and subject to the conditions set forth herein and in the Credit Agreement;

WHEREAS, the proceeds of the Increase will be used for working capital and other general corporate purposes of Holdings, the Borrower and the Subsidiaries (including the repayment of Indebtedness, Permitted Acquisitions and other transactions not prohibited by the Loan Documents);

WHEREAS, JPMorgan Chase Bank, N.A. (in such capacity, the “Incremental Term Loan Lender”) has agreed to make the Incremental Term Loans on the terms set forth herein;

WHEREAS, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Wells Fargo Securities, LLC, Goldman Sachs Bank, USA, Deutsche Bank Securities Inc., TD Securities (USA) LLC and Mizuho Bank, Ltd. (the “Lead Arrangers”) are acting as joint lead arrangers and joint bookrunners in connection with this Amendment;

WHEREAS, pursuant to Section 2.21(e) of the Credit Agreement, this Amendment may, without the consent of any other Lender, amend the Credit Agreement and the other Loan Documents to reflect, among other things, technical changes reasonably necessary in the opinion of the Administrative Agent to give effect to the Incremental Term Loan and the Borrower and the Administrative Agent, together with the Incremental Term Loan Lender, desire to amend the Credit Agreement pursuant to Section 2.21(e) (the “Incremental Amendments”) as set forth below; and

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.Incremental Term Loans.

Each party hereto agrees as follows:

(a)the Incremental Term Loan Lender shall be considered an Incremental Term Lender for all purposes under the Loan Documents on and from the Amendment No. 1 Effective Date (as defined below);
(b)on the Amendment No. 1 Effective Date, the Incremental Term Loan Lender agrees to be bound by the terms of the Loan Documents and to make Incremental Term Loans to the Borrower in an aggregate amount not to exceed $150,000,000;
(c)the Incremental Term Loans shall have terms identical to the Existing Term Loans (including as to maturity) and will constitute Initial Term Loans for all purposes under the Credit Agreement, and the Existing Term Loans and the Incremental Term Loans will collectively comprise a single Class of Term Loans;
(d)the aggregate amount of the Incremental Term Loans made under this Amendment shall be $150,000,000, which shall be made by the Incremental Term Loan Lender to the Borrower with an initial Interest Period that commences on the Amendment No. 1 Effective Date and ends on the last day of the Interest Period applicable to the Existing Term Loans (and the Adjusted LIBO Rate applicable to the Incremental Term Loans shall be the same rate applicable to the Existing Term Loans as of the Amendment No. 1 Effective Date);
(e)the Borrower shall use the proceeds of the Incremental Term Loans as set forth in the recitals to this Amendment; and
(f)the parties shall treat the Incremental Term Loans as being fungible with the Existing Term Loans for U.S. federal income tax purposes.

Without limiting the generality of the foregoing and except as set forth in this Amendment, the Incremental Term Loans shall (i) constitute Obligations and have all of the benefits thereof, (ii) have terms, rights, remedies, privileges and protections identical to those applicable to Existing Term Loans under the Credit Agreement and each of the other Loan Documents, and the Incremental Term Loan Lender shall be afforded all such rights, remedies, privileges and protections (including, without limitation, the MFN Protection) and (iii) be secured by the Liens granted to the Administrative Agent for the benefit of the Secured Parties under the Security Documents.

The Administrative Agent acknowledges that the Borrower has provided adequate notice to the Administrative Agent of its request to incur the Incremental Term Loans on the date hereof in accordance with Section 2.21 of the Credit Agreement.

Section 2.Incremental Amendments

(a) Effective as of the Amendment No. 1 Effective Date, the first sentence of Section 2.07(a) of the Credit Agreement shall be amended and restated in its entirety as follows:

“The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the relevant Lenders (i) in respect of Revolving Loans, on the Revolving Maturity Date (or such earlier date as, and to the extent that, such Revolving Loan becomes due and payable pursuant to Section 2.05 or Article VII), the unpaid principal amount of each Revolving Loan and each Swingline Loan made by each such Lender; and (ii) in respect of the Initial Term Loan, unless the Initial Term Loan becomes due and payable earlier pursuant to Section 2.05 or Article VII, the unpaid principal amount of the Initial Term Loan in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing March 31, 2021 in an aggregate amount for each installment equal to $3,500,939.85 with the remainder due and payable in full on the Initial Term Loan Maturity Date (as the amounts of individual installments may be adjusted pursuant to Section 2.05 hereof).”

(b)Section 1.01 of the Credit Agreement shall be amended by inserting the following definition therein in alphabetical order:

““Amendment No. 1” means Amendment No. 1, dated as of January 15, 2021, among the Borrower, Holdings, JPMorgan Chase Bank, N.A., as incremental term loan lender, and the Administrative Agent.”

““Amendment Lead Arrangers” means JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Wells Fargo Securities, LLC, Goldman Sachs Bank, USA, Deutsche Bank Securities Inc., TD Securities (USA) LLC and Mizuho Bank, Ltd. and each of their respective successors and assigns.”

(c)The definition of “Arrangers” in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

““Arrangers” means (x) JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Wells Fargo Securities, LLC, Goldman Sachs Bank USA, Deutsche Bank Securities Inc., TD Securities (USA) LLC, CoBank, ACB and Mizuho Bank Ltd. and each of their respective successors and assigns and (y) with respect to Amendment No. 1, the Amendment Lead Arrangers.”

(d)Schedule 2.01 of the Credit Agreement is hereby amended by adding thereto the Incremental Term Commitments of the Incremental Term Loan Lender as set forth on Schedule 2.01(b) hereto.

Section 3.Representations and Warranties.

The Borrower represents and warrants to the Administrative Agent and the Lenders as of the date hereof and the Amendment No. 1 Effective Date that:

(a)Immediately before and after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties made by each Loan Party set forth in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or if qualified by materiality or reference to Material Adverse Effect, in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (or in all respects, as applicable) as of such earlier date).
(b)At the time of and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Default has occurred and is continuing or would result therefrom.
Section 4.Conditions to Effectiveness.

This Amendment shall become effective on the date on which each of the following conditions is satisfied (“Amendment No. 1 Effective Date”):

(a)The Administrative Agent’s (or its counsel’s) receipt of the following, each of which shall be originals or electronic copies (followed promptly by originals) unless otherwise specified:
(1)executed counterparts of this Amendment from (x) Holdings and the Borrower (each signed by an Authorized Officer thereof) and (y) the Incremental Term Loan Lender;
(2)a Note executed by an Authorized Officer of the Borrower in favor of the Incremental Term Loan Lender to the extent requested at least three (3) Business Days prior to the Amendment No. 1 Effective Date, if any;
(3)an opinion of Schiff Hardin LLP, New York, Illinois and Delaware counsel for the Loan Parties (addressed to the Administrative Agent, the Incremental Term Loan Lender and the Lenders and dated the Amendment No. 1 Effective Date);
(4)a certificate of a Financial Officer of the Borrower and of an Authorized Officer of each other Loan Party certifying as to the incumbency and genuineness of the signature of each officer of such Loan Party executing this Amendment or the Consent and Reaffirmation Agreement (as defined below) to the extent a party thereto and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Loan Party and all amendments thereto, certified by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable (or a representation that such documents have not been amended or otherwise modified since the Closing Date), (B) the bylaws or other governing document of such Loan Party as in effect on the Amendment No. 1 Effective Date (or a representation that such documents have not been amended or otherwise modified since the Closing Date), (C) resolutions duly adopted by the board of directors (or other governing body) of such Loan Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Amendment or the Consent and Reaffirmation Agreement to the extent a party thereto, and (D) evidence of the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Amendment or the Consent and Reaffirmation Agreement to the extent a party thereto;
(5)a certificate signed by a Financial Officer of the Borrower (i) demonstrating that, after giving pro forma effect to the incurrence of the Incremental Term Loans and the use of proceeds therefrom, the Borrower would be in pro forma compliance with the Financial Covenant (whether or not then in effect) as of the most recently ended Fiscal Quarter for which appropriate financial information is available and (ii) certifying as to the satisfaction of the conditions set forth in paragraphs (d) and (e) of this Section 4; and
(6)a Consent and Reaffirmation, dated as of the date hereof and executed by Holdings and each of the Subsidiary Loan Parties (the “Consent and Reaffirmation Agreement”), whereby Holdings and each of the Subsidiary Loan Parties consents to this Amendment and reaffirms (i) its obligations and liabilities under the Loan Documents (as amended by this Amendment) and (ii) each Lien, security interest and pledge granted by it to the Administrative Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party.
(b)The Administrative Agent shall have received certificates dated as of a recent date of the good standing of each Loan Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable.
(c)To the extent invoiced at least two (2) Business Days prior to the Amendment No. 1 Effective Date or as set forth in a funds flow approved by the Borrower, all reasonable and documented fees and reasonable and documented out-of-pocket expenses due to the Incremental Term Loan Lender, the Lead Arrangers and the Administrative Agent and required to be paid on the Amendment No. 1 Effective Date (including pursuant to Section 5 hereof) shall have been paid.
(d)At the time of and immediately after giving effect to this Amendment and the borrowing of the Incremental Term Loans, no Default has occurred and is continuing or would result therefrom.
(e)The representations and warranties made by each Loan Party set forth in Section 3 hereof, in Article III of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (or if qualified by materiality or reference to Material Adverse Effect, in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date).
(f)Holdings, the Borrower and each of the other Loan Parties shall have provided to the Administrative Agent and the Incremental Term Loan Lender, at least three (3) Business Days prior to the Amendment No. 1 Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and a Beneficial Ownership Certification for any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, in each case to the extent requested of the Borrower at least seven (7) Business Days prior to the Amendment No. 1 Effective Date.
(g)The Administrative Agent shall have received a Borrowing Request not later than 11:00 a.m., New York City time, on the second (2nd) Business Day prior to the date of the funding of the Incremental Term Loans.
(h)The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit K to the Credit Agreement and signed by a Financial Officer of the Borrower or Holdings (at the Borrower’s option) confirming the solvency of Holdings and its Subsidiaries on a consolidated basis after giving effect to the transactions contemplated hereby on the Amendment No. 1 Effective Date.
(i)All fees due and payable to the Lead Arrangers pursuant to that certain engagement letter, dated as of January 14, 2021, between Holdings and the Amendment Lead Arrangers shall have been paid.

Without limiting the generality of the provisions of the last paragraph of Section 8.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, the Incremental Term Loan Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from the Incremental Term Loan Lender prior to the proposed Amendment No.1 Effective Date specifying its objection thereto.

Section 5.Expenses.

The Borrower agrees to reimburse the Lead Arrangers and the Administrative Agent for their reasonable and documented out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Lead Arrangers, and McGuireWoods LLP, counsel for the Administrative Agent, as and when required by Section 9.03 of the Credit Agreement.

Section 6.Counterparts.

This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature.

Section 7.Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Sections 9.05 and 9.06 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 8.Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.Effect of Amendment.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall not constitute a novation of the Credit Agreement or any of the Loan Documents or serve to effect a novation of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which instruments shall remain and continue in full force and effect. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby. This Amendment shall constitute an “Incremental Amendment” shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

Section 10.Reaffirmation.

(a)The Borrower and Holdings hereby consent to the execution, delivery and performance of this Amendment and agree that each reference to the Credit Agreement in the Loan Documents shall, on and after the Amendment No.1 Effective Date, be deemed to be a reference to the Credit Agreement, as amended by this Amendment.

(b)The Borrower and Holdings each hereby acknowledge and agree that, after giving effect to this Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Amendment, are reaffirmed, and remain in full force and effect.

(c)The Borrower and Holdings each hereby irrevocably and unconditionally (x) ratify the Borrower’s and Holdings’ prior grant and prior pledge of all security interests and Liens under the Security Documents and each Loan Document, with all such security interests and Liens continuing in full force and effect after giving effect to this Amendment and the Credit Agreement as amended by this Amendment and (y) confirms that the Liens, security interests and pledges granted thereunder continue to secure the Obligations, including, without limitation, any obligations in respect of the Incremental Term Loans and any additional Obligations resulting from or incurred pursuant to the Credit Agreement, as amended by this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

By: /s/ Steven L. Childers
Name: Steven L. Childers
Title: CFO and Treasurer

CONSOLIDATED COMMUNICATIONS, INC.

By: /s/ Steven L. Childers
Name: : Steven L. Childers
Title: CFO and Treasurer

[Signature Page to Amendment No. 1]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By: /s/ Paul Ingersoll
Name: Paul Ingersoll
Title: Director

[Signature Page to Amendment No. 1]

JPMORGAN CHASE BANK, N.A., as Incremental Term Loan Lender

By: /s/ Matthew Cheung
Name: Matthew Cheung
Title: Vice President

[Signature Page to Amendment No. 1]

Schedule 2.01(b)

Incremental Term Commitments

Lender	Term Commitment
JPMorgan Chase Bank, N.A.	$150,000,000
Total	$150,000,000

CH2\90161843.1